UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2008
SeaBright Insurance Holdings, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-51124 (Commission File Number)	56-2393241 (IRS Employer Identification No.)
1501 4th Avenue, Suite 2600 Seattle, Washington 98101 (Address of Principal executive offices, including Zip Code)
206-269-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2008, the Board of Directors of SeaBright Insurance Holdings, Inc. (the “Company”) elected Robert P. Cuthbert to serve as the Company’s and its subsidiaries’ senior vice president, chief financial officer, and assistant secretary. Mr. Cuthbert, a certified public accountant, has held senior management positions in the insurance industry for more than 25 years. From 2007 to 2008, he served as senior vice president-finance for Quanta U.S. Holdings, Inc., a provider of specialty insurance and reinsurance services and products. He served as chief financial officer of Wells Fargo Insurance Services, Inc., a national brokerage firm, from 2000 to 2007. In addition, Mr. Cuthbert has served as chief financial officer for three specialty property and casualty underwriting organizations: LaSalle Re Holdings Limited, Gryphon Holdings, Inc. and Coregis Group, Inc.

There are no arrangements or understandings between Mr. Cuthbert and any other person pursuant to which he was selected as chief financial officer and there are no related party transactions between Mr. Cuthbert and the Company.

Pursuant to an employment offer letter between Mr. Cuthbert and the Company, Mr. Cuthbert is entitled to an annual base salary of $350,000. In addition, Mr. Cuthbert is entitled to a sign-up bonus in the amount of $325,000, of which $162,500 is to be paid within 30 days from his date of hire and $162,500 is to be paid on or about six months from his date of hire, and Mr. Cuthbert agreed to repay $162,500 of this sign-up bonus if he voluntarily terminates his employment within 18 months from his date of hire. Pursuant to the offer letter, Mr. Cuthbert will be eligible to participate in the Company’s annual bonus program beginning on January 1, 2009 at a bonus target level of 50% of annual base salary. The offer letter contemplates that Mr. Cuthbert will receive, subject to approval of the Company’s Board of Directors, shares of restricted stock worth $350,000, and stock options that represent 25% of that number of shares of restricted stock awarded to him, pursuant to the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan. Mr. Cuthbert will also be entitled to the corporate relocation package, in an amount not to exceed $400,000 unless approved by the Company’s president and chief executive officer. In the event that Mr. Cuthbert is terminated from the Company due to reorganization, reduction in force, elimination of his position or a material change in control of the Company (other than for cause as defined in the offer letter) during the first 60 months of his employment, he will be entitled to 200% of his annual base salary, payable from the date of termination for a period of 12 months thereafter.

A copy of the employment offer letter between Mr. Cuthbert and the Company is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

On October 15, 2008, the Compensation Committee of the Board of Directors approved, pursuant to the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan, a grant to Mr. Cuthbert of 30,542 shares of restricted stock which are subject to three-year cliff vesting and a grant of 7,636 incentive stock options which vest 25% on each of the first four anniversaries of the date of grant.

A copy of the press release dated October 13, 2008 announcing the election of Mr. Cuthbert is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.

/s/ John G. Pasqualetto

Date: October 17, 2008	Name: John G. Pasqualetto
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment offer letter dated August 13, 2008.
99.1	Press release dated October 13, 2008.